                                  EXHIBIT 3(i)

                       AMENDED ARTICLES OF INCORPORATION

                                  EXHIBIT 3(i)

               AMENDED ARTICLES OF INCORPORATION OF THE REGISTRANT

                          CODORUS VALLEY BANCORP, INC.



DSCB204 (Rev:81)      PLEASE INDICATE (CHECK ONE)     FEE
                      TYPE CORPORATION:              $75.00
ARTICLES OF           X DOMESTIC BUSINESS
INCORPORATION           CORPORATION

                        DOMESTIC BUSINESS
COMMONWEALTH OF         CORPORATION
PENNSYLVANIA            A CLOSE BUSINESS - COMPLETE
DEPARTMENT OF STATE     BACK
CORPORATION BUREAU
308 NORTH OFFICE        DOMESTIC PROFESSIONAL
BUILDING, HARRISBURG,   CORPORATION
PA  17120               ENTER BOARD LICENSE NO.
--------------------------------------------------------------------------------
010  NAME OF CORPORATION (MUST CONTAIN CORPORATE INDICATOR UNLESS
     EXEMPT UNDER 15 P.S. 2908 B)
          Codorus Valley Bancorp, Inc.
--------------------------------------------------------------------------------
011  ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX
     NUMBER NOT ACCEPTABLE)
          One Manchester Street
--------------------------------------------------------------------------------
012  CITY              033 COUNTY     013 STATE      064 ZIP CODE
     Glen Rock             York           PA             17327
--------------------------------------------------------------------------------
050  EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

     To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.


(ATTACH 8 1/2 X 11 SHEET IF NECESSARY)
--------------------------------------------------------------------------------
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and  041 Stated Par     042 Total      031 Term of
    Class of        Value Per          Authorized     Existence
    Shares          Share, if any      Capital

Five Million        $2.50              $12,500,000    Perpetual
(5,000,000)
Shares of Common
Stock
--------------------------------------------------------------------------------
The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator:

                                      (Street,
                                      City,         Number and
060 Name             061, 062         State,        Class of
                     063, 064 Address Zip Code)     Shares

William U. Kapp      122 Hayward Heights              1 share
                     Glen Rock, PA 17327             common stock

Larry J. Miller      102 Raypaula Drive              1 share
                     Shrewsbury, PA 17361            common stock

Jeffrey C. Bortner   171 South Royal Street          1 share
                     York, PA 17402                  common stock

Sterling E. Baugher  R.D. #2, P.O. Box 2222          1 share
                     Spring Grove, PA  17362         common stock
--------------------------------------------------------------------------------

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS THIRTIETH DAY OF SEPTEMBER, 1986.

/s/ William U. Kapp                /s/ Jeffrey C. Bortner
------------------------------     ------------------------------

/s/ Larry J. Miller                /s/ Sterling E. Baugher
------------------------------     ------------------------------
-----------------------------------------------------------------
                    - FOR OFFICE USE ONLY -




                                                                        8659 122

                          CODORUS VALLEY BANCORP, INC.
                            ARTICLES OF INCORPORATION

                               ADDITIONAL ARTICLES

     7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation. This
Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. (a) The Board of Directors may, if it deems advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

     (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of this corporation;

     (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

     (iii) The social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

     (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

     (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;



                                                                        8659 123

CODORUS VALLEY BANCORP, INC.

     (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

     (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

        (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.


                                    91231566

Microfilm Number______________     Filed with the Department
                                   of State on __________________
Entity Number 938777
                                   /s/
                                   ------------------------------
                                   Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

               Codorus Valley Bancorp, Inc.

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

               One Manchester Street, Glen Rock, York County,
               Pennsylvania 17327.

     3.   The Statute by or under which the Corporation was Incorporated is:

               Business Corporation Law of 1933, Act of May 5,
               1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

               October 7, 1986

     5.   The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly adopted and proposed to the Shareholders by the Board of Directors on March 12, 1991. The amendment was adopted by the Shareholders of the Corporation pursuant to
               Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1991


                                    91231567

               Annual Meeting of Shareholders duly called and convened pursuant to a Notice of Annual Meeting of Shareholders, Proxy Statement, and Form of Proxy dated March 25, 1991 and first sent on or about March 25, 1991 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of March 18, 1991. The 1991 Annual Meeting of Shareholders was held at 10:00 a.m., prevailing time, on Tuesday, April 23, 1991 at the Holiday Inn (formerly the Sheraton Inn -York), White Rose Room, US Route 30 at Route 74, York, Pennsylvania 17404. The total number of shares outstanding was 913,000 with each share entitled to one vote. The total number of shares entitled to vote was 913,000. The total number of shares voted for the amendment was 665,760 and the total number of shares voted against the amendment was 101,852 and the total number of shares abstaining from voting on the matter was 21,946. Thus, the amendment was approved and adopted by 72.9% of the Shareholders, which constitutes a majority of the votes cast by all Shareholders entitled to vote at the 1991 Annual Meeting of Shareholders.

     6. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

     7. The Amendment adopted by the Corporation as set forth in full in Exhibit A attached hereto and made a part hereof.



                                    91231568

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 23rd day of April, 1991.

                                CODORUS VALLEY BANCORP, INC.
Attest:


/s/ Barry A. Keller             By   /s/ Larry J. Miller
------------------------------  ---------------------------------
Barry A. Keller, Secretary      Larry J. Miller, President




(CORPORATE SEAL)



                                                                        91231569

                                   EXHIBIT A

     Article 4 of the Articles of Incorporation of Codorus Valley Bancorp, Inc. is amended and restated to read in full and in its entirety as follows:

     4. (a) The aggregate number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares of Common Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the "Common Stock"), and one million (1,000,000) shares of Series Preferred Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the "Preferred Stock").

        (b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series upon the affirmative vote of at least two-thirds of the members of the Board of Directors at any regular or special meeting thereof duly convened after due notice to the directors. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly authorized, subject to the other provisions of this Article 4, by filing a statement pursuant to the applicable provisions of the Business Corporation Law of 1988, as amended, to make division of such authorized shares of Preferred Stock into series and to determine the designations, number of shares, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or any series of any class), voting rights, preferences and limitations of the shares in each such series, and to issue such Preferred Stock as so divided and determined, including but without limiting the generality of the foregoing, the following:

               (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

               (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

               (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding-up of the Corporation;

               (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

               (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Articles of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

        (c) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that to the extent not otherwise limited in this Article 4 any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (b)(i) to (vii) inclusive of this
Article 4.

                                                                        91231570

        (d) Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a statement filed pursuant to law. After dividends on all shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise as long as any shares of Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

        (e) All shares of Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the particular series of Preferred Stock shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

        (f) Except as otherwise specifically provided in a statement filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share thereof held. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series shall vote with the Common Stock as a single class, except with respect to any vote for the approval of any merger, consolidation, liquidation or dissolution of the Corporation and except as otherwise provided in the statement filed pursuant to law with respect to any series of the Preferred Stock or as otherwise provided by law.

        (g) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

        (h) In the event that Preferred Stock of any series shall be made redeemable as provided in subparagraph (b)(iii) of this Article 4, the Corporation, at the option of the Board of Directors, may redeem at any time or times, from time to time, all or any part of any one or more series of Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the statement filed pursuant to law with respect to such series of Preferred Stock.

        (i) No holder of Preferred Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.

Microfilm Number                   Filed with Department of State on NOV 12 1997

Entity Number  938777              /s/
                                   -------------------------------
                                   Secretary of the Commonwealth


                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                   DSCB: 15-1507/4144/5507/6144/8506 (Rev 90)

Indicate type of entity (check one):


   X   Domestic Business Corporation (15 Pa.C.S. Section 1507)               Foreign Nonprofit Corporation (15 Pa.C.S. Section 6144)
------                                                               -------

       Foreign Business Corporation (15 Pa.C.S. Section 4144)                Domestic Limited Partnership (15 Pa.C.S. Section 8506)
------                                                               -------

       Domestic Nonprofit Corporation (15 Pa.C.S. Section 5507)
------

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the corporation or limited partnership is: CODORUS VALLEY BANCORP, INC.

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) One Manchester Street    Glen Rock      PA       17327          York
         Number and Street        City           State    Zip            County

     (b) c/o:
               Name of Commercial Registered Office Provider             County

     For a corporation of a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.   (Complete part (a) or (b)):

     (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

           105 Leader Heights Road    York       PA         17403         York
           Number and Street          City       State      Zip           County

     (b) The registered office of the corporation or limited partnership shall be provided by:

          c/o:
               Name of Commercial Registered Office Provider             County

     For a corporation or limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.


                                PA DEPT. OF STATE
                                   NOV 12 1997

4. (Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer thereof this 28th day of October, 1997.


                                       Codorus Valley Bancorp, Inc.
                                       (Name of Corporation/Limited Partnership)



                                       BY: /s/ Larry J. Miller
                                          -------------------------------
                                       TITLE:   President


:129431